UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2011

CLAYTON WILLIAMS ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-10924	75-2396863
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification Number)

6 Desta Drive, Suite 6500, Midland, Texas	79705-5510
(Address of principal executive offices)	(Zip code)

Registrant's Telephone Number, including area code: (432) 682-6324

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

  Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 17, 2011, we entered into a Third Amendment to Second Amended and Restated Credit Agreement (the “Third Amendment”), which amends our Second Amended and Restated Credit Agreement dated November 29, 2010 among us, certain of our subsidiaries as guarantors, the lenders parties thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Credit Agreement”).  Capitalized terms used and not defined in this Item 2.03 have the meanings given to such terms in the Third Amendment or, if not defined therein, in the Credit Agreement.

The Third Amendment amends the Credit Agreement as follows:
•
The Third Amendment increases our borrowing base under the Credit Agreement to $475 million from $350 million; however, the Lenders are not required to advance loans under the Credit Agreement in excess of $350 million in the aggregate.  Any increase in the aggregate commitment of the Lenders requires the consent of each Lender.

•
The Third Amendment reduces the interest rate on borrowings outstanding under the Credit Agreement.  At our election, interest under the Credit Agreement will be determined by reference to (1) LIBOR plus an applicable margin between 1.75% and 2.75% per annum (reduced from 2% and 3%, respectively) or (2) if an alternative base rate loan, the greatest of (A) the prime rate, (B) the federal funds rate plus 0.5% or (C) one-month LIBOR plus 1% plus, in any of (A), (B) or (C), an applicable margin between 0.75% and 1.75% per annum (reduced from 1% and 2%, respectively).  We will also pay a commitment fee on the unused portion of the revolving credit facility ranging from 0.375% to 0.5%.  All applicable interest rates and fees are determined based on aggregate credit exposure expressed as a percentage of the borrowing base.

•
The Third Amendment (1) increases the amount of certain purchase money indebtedness and capital lease obligations that we may have outstanding to $20 million from $15 million and (2) increases the amount of Senior Notes that we may have outstanding to $800 million from $475 million.

As amended, the lending group under the Credit Agreement includes the following institutions:  JPMorgan Chase Bank, N.A., Bank of Scotland plc, Union Bank, N.A., BNP Paribas, The Royal Bank of Scotland plc, Compass Bank, The Frost National Bank, Natixis, KeyBank National Association, and UBS Loan Finance LLC.

This description of the Third Amendment is only a summary of, and is qualified in its entirety by reference to, the Third Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

  Item 9.01 - Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1
Third Amendment dated November 17, 2011 to Second Amended and Restated Credit Agreement dated as of November 29, 2010, among Clayton Williams Energy, Inc., as Borrower, certain Subsidiaries of Clayton Williams Energy, Inc., as Guarantors, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

Date:	November 21, 2011	By:	/s/ Mel G. Riggs
Mel G. Riggs
Executive Vice President and
Chief Operating Officer

Date:	November 21, 2011	By:	/s/ Michael L. Pollard
Michael L. Pollard
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Third Amendment dated November 17, 2011 to Second Amended and Restated Credit Agreement dated as of November 29, 2010, among Clayton Williams Energy, Inc., as Borrower, certain Subsidiaries of Clayton Williams Energy, Inc., as Guarantors, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.